Exhibit 10.2

SEARS HOLDINGS CORPORATION

LONG-TERM INCENTIVE PROGRAM

(Effective April 27, 2011)

SECTION 1

GENERAL

1.1. Purpose. The Sears Holdings Corporation Long-Term Incentive Program (“LTIP”) is a performance-based program. The LTIP is designed to motivate the executive leadership of Sears Holdings Corporation (“Company”) and the participating Subsidiaries (as defined in Section 8) to achieve significant, lasting change that successfully positions the Company for future growth. Performance goals under the LTIP align Participants’ financial incentives with the financial goals of the Company. Awards (as defined in Section 8) under the LTIP are designed to vary commensurately with achieved performance. Both (a) Awards not structured to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, and (b) Section 162(m) Awards, which are structured to satisfy such requirements, may be issued under the LTIP. The effective date of the LTIP document is April 27, 2011, which is the date the Compensation Committee (as defined in Section 8) adopted the LTIP (“Effective Date”). For purposes of this document, the Effective Date shall also refer to the effective date of a long-term incentive program established in the future by the Compensation Committee under the LTIP.

1.2. Operation, Administration, and Definitions. The operation and administration of the LTIP, including the Awards made under the LTIP, shall be subject to the provisions of Section 6 (relating to operation and administration). Capitalized terms in the LTIP shall be defined as set forth in the LTIP (including as defined in Section 8). The LTIP is established under, and constitutes a part of, the Sears Holdings Corporation Umbrella Incentive Program (“UIP”).

SECTION 2

PARTICIPATION

2.1. Eligible Employee. Except as provided herein, “Eligible Employee” means as to any Performance Period an employee of the Company or a participating Subsidiary who is designated by the Compensation Committee or Senior Corporate Compensation Executive as eligible to participate in an LTIP as of such Performance Period. The Senior Corporate Compensation Executive shall make eligibility determinations under this Section 2 with respect to all Eligible Employees other than those who are Executives for whom compensation matters are under the purview of the Compensation Committee (as defined in Section 8), and the Compensation Committee shall make eligibility determinations with respect to all Executives. Once designated as eligible to participant, an Eligible Employee shall become a “Participant” in the applicable LTIP.

2.2. New Hires and Promotions to Eligible Employee Status. The Compensation Committee or Senior Corporate Compensation Executive, as applicable, may designate as Participants those employees whom the Compensation Committee or Senior Corporate Compensation Executive, as applicable, determines have been newly hired or promoted into the group of Eligible Employees identified in subsection 2.1 above. The Award of any Participant

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Long-Term Incentive Program

who was hired or promoted after the first day of the Performance Period (as described in subsection 3.2) shall be subject to a fraction, the numerator of which is the number of full days remaining in the Performance Period beginning with the Participant’s date of hire or promotion, as applicable, and the denominator is the number of full days in the Performance Period.

2.3. Demotions from Eligible Employee Status. If a Participant is demoted below a position of divisional vice president (or equivalent), as of the date of such demotion, the individual will no longer be a Participant, will be deemed to have forfeited any unvested portion of his or her Award, and will receive no LTIP distribution under Section 4.

2.4. Other Changes in Status

(a) If a Participant is promoted or transferred after the Effective Date of the LTIP for a particular Performance Period, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may make a second Target Incentive Award (as defined in subsection 3.1) to such individual and the total amount payable to such individual shall be based on a pro-ration, whereby the Target Incentive Award for the new position will apply to the remainder of the Performance Period and the Target Incentive Award for the immediately preceding long-term incentive-eligible position, if applicable, will apply to the portion of the Performance Period immediately preceding the effective date of the promotion.

(b) If a Participant is demoted after the Effective Date of the LTIP for a particular Performance Period, but is still an Eligible Employee, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may make a second Target Incentive Award to such individual and the total Award for such an individual shall be based on a pro-ration, whereby the Target Incentive Award for the new position will apply only to the remainder of the Performance Period and the Target Incentive Award for the immediately preceding position will apply only to the portion of the Performance Period immediately preceding the effective date of the demotion, and in either case an Award will only be paid if the Target for the full Performance Period is met.

SECTION 3

LTIP INCENTIVE AWARDS

3.1. Target Incentive Awards. As of and after the applicable Effective Date, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may award “Target Incentive Awards” (as defined in subsection 3.1(a) below) to each Participant designated by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, in an amount determined by the applicable entity in its sole discretion. In connection with such Awards, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall establish a “Target” and “Threshold”, as well as applicable award levels at the Target and Threshold achievement levels, under each objective performance goal or plan established under subsection 3.3 below; provided, however, that Threshold shall be expressed as a percentage of Target. The Senior Corporate Compensation Executive shall make the determinations referred to in this Section 3 with respect to all Participants other than those who are Executives for whom compensation matters are under the purview of the Compensation Committee.

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(a) A Target Incentive Award shall, at the date of grant, consist of a commitment by the Company to distribute, at the time specified in, and in accordance with the provisions of, Section 4 below, a designated amount based on a target level of performance.

(b) An “LTIP Incentive Award” refers to a percentage of a Participant’s Target Incentive Award payable on the payment date (as defined in subsection 4.1 below), if any, based on the actual performance relative to the objective performance goals during the Performance Period, subject to approval of the final award amount by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, and to the provisions of subsection 6.4

3.2. Performance Period. The “Performance Period” refers to the applicable Fiscal Years (as defined in Section 9) as determined by the Compensation Committee with respect to which an Award may be granted under the LTIP. The Compensation Committee shall determine the Fiscal Years that shall constitute the Performance Period for each long-term incentive program established under the LTIP; provided that, in the case of an employee who is newly hired or promoted into the group of Eligible Employees after the Effective Date, the Performance Period shall be such shorter period as established by the Compensation Committee or Senior Corporate Compensation Executive, if applicable. The amount of the LTIP Incentive Award shall be determined at the completion of the Performance Period in accordance with subsection 3.1 above and subsection 4.1 below.

3.3. Financial Goals and Performance. For each Performance Period, the Compensation Committee or Senior Corporate Compensation Executive shall establish in writing one or more performance plans that includes one or more objective performance goals and the required levels of performance as described in this Section 3.3. The Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall determine the level of performance for each performance plan, the performance plan to apply to each business unit, and which performance plan applies to each Participant.

(a) Goals. Except as otherwise approved by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, with respect to a Performance Period, the performance goals shall be based upon one or more of the performance measures identified in the UIP.

(b) Performance. Except as otherwise approved by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, with respect to a Performance Period, the following concepts shall apply:

(i) Achievement of Target. With respect to each Performance Period, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall establish a target level of achievement for each performance goal (“Target”). If achieved, payout of Awards to which that performance goal applies shall be at 100%.

(ii) Achievement of Threshold. With respect to each Performance Period, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall establish a threshold level of achievement that

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must be met with respect to a performance goal before any portion of an Award to which the performance goal applies is payable (“Threshold”). If achieved, payout of Awards to which that performance goal applies shall be at a specified percentage established in writing at the same time and manner as the Threshold achievement level is established.

(iii) Achievement Between Threshold and Target. In the event achievement of a performance goal falls between Threshold and Target with respect to a Performance Period, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may establish a formula for determining payout levels between these two points in writing at the same time and manner as the achievement levels are established.

(iv) Payout Above Target. In the event achievement of a performance goal exceeds the Target with respect to a Performance Period, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may establish a formula for determining payout levels above Target in writing at the same time and manner as the Target achievement level is established. The Compensation Committee or Senior Corporate Compensation Executive, as applicable, also may provide for a maximum payout level or no maximum.

3.4. Awards Subject to Code Section 162(m).

(a) General Rules.

(i) Notwithstanding anything in the LTIP to the contrary, this subsection 3.4 will apply to all Section 162(m) Awards. To the extent there is a conflict between the rules of this subsection 3.4 and any other section in the LTIP, the terms of this subsection 3.4 will control.

(ii) In no event will positive discretion be applied, by the Compensation Committee or Senior Corporate Compensation Executive, to any Section 162(m) Award with respect to a Performance Period or as of the payment date (as defined under subsection 4.1).

(iii) To the extent that an Executive experiences a promotion or other change in status, no adjustment to a Section 162(m) Award shall be made if such adjustment would not otherwise meet the requirements of Code Section 162(m).

(b) Performance Measures. Section 162(m) Awards shall use the performance measures established under the UIP. As provided in the UIP, at the time of establishing the performance goals, the Compensation Committee may exclude the effects of extraordinary items in a manner that satisfies the requirements of Code Section 162(m).

(c) Establishment of Performance Goals. Section 162(m) Awards shall have the applicable objective performance goals and any particulars or components established in writing and approved by the Compensation Committee by the deadline established in the UIP in accordance with Code Section 162(m).

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(d) Attainment of Performance Goals. Distributions under Section 162(m) Awards shall not be made until the Compensation Committee has determined, and certifies in writing, that the performance goals have been satisfied.

3.5. Limitation on Individual Awards. Notwithstanding anything herein to the contrary, the total LTIP Incentive Award paid to any Participant for a Performance Period pursuant to the LTIP shall in no event exceed $15 million.

3.6. Additional Requirements. All LTIP Incentive Awards awarded under the LTIP (and any Stock or cash otherwise distributable pursuant thereto) are subject to the provisions of Sections 4, 5 and 6.

3.7. Reimbursement of Excess Awards. If Company’s financial statements or approved performance measures under the LTIP are the subject of a restatement due to error or misconduct, to the extent permitted by governing law, in all appropriate cases, the Company will seek reimbursement of Excess Awards paid under the LTIP to Executives (and any other Participant who is determined to have known of or been involved in any such misconduct) for the relevant performance period(s). For purposes of the LTIP, an “Excess Award” means the positive difference, if any, between (a) the LTIP Incentive Award paid to an Executive and (b) the LTIP Incentive Award that would have been paid to the Executive, had the Award been calculated based on the Company’s financial statements or performance measures as restated. The Company will not be required to award Participants, including Executives, an additional LTIP payment should the restated financial statements or performance measures result in a higher LTIP Incentive Award.

SECTION 4

DISTRIBUTION

4.1. Time of Payment. Subject to Sections 5 and 6, the cash or shares of Stock, if any, that result from the payout formula described at Section 3 shall be distributed, in a single lump sum, as soon as practicable after the Compensation Committee or Senior Corporate Compensation Executive, as appropriate has determined and approved the amount to be paid to each Participant, which shall in no event be later than the date that is the 15th day of the third month following the last day of the relevant Performance Period. Notwithstanding anything herein to the contrary, such distributions shall be made no later than required by Code Section 409A to avoid treatment of the LTIP as a deferred compensation plan under Code Section 409A. The date as of which payment is made in accordance with this subsection 4.1 is referred to herein as the “payment date.”

4.2. Form of Payment. An LTIP Incentive Award shall generally be satisfied by a distribution in cash to the Participant, provided, however, that, at the discretion of the Compensation Committee, the Company may elect, by such deadline as specified under uniform and nondiscriminatory rules established by the Compensation Committee, to satisfy such LTIP Incentive Award by payment of shares of Company common stock (“Stock”) in lieu of cash, or a combination of cash and shares of Stock. The number of shares of Stock shall be equal to (i) the amount of the Award to be paid in stock in accordance with this subsection 4.2, divided by (ii) the fair market value of a share of Stock as evidenced by its closing price, on the principal securities exchange or market on which the shares are then listed or admitted, on the business day immediately preceding the date of distribution or, if the Stock is not traded on that date, on

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the next preceding date on which Stock was traded; provided that issuance of any shares of Stock in accordance with this subsection 4.2 shall be contingent on the availability of shares of Stock under any shareholder-approved plan of the Company providing for the issuance of Stock in satisfaction of the Awards hereunder (which in no event shall be an employee stock purchase plan).

SECTION 5

TERMINATION OF EMPLOYMENT

The effect of termination of employment on a Participant’s right to receive a LTIP Incentive Award (whether payable in cash or Stock) depends on the reason for the termination, as described below.

5.1. Termination of Employment.

(a) Voluntary Termination or Involuntary Termination. In the event that a Participant (i) voluntarily terminates employment (for any reason other than due to permanent and total disability, as defined in the Company’s long-term disability program, regardless of whether the Participant is covered by such program) or (ii) is involuntarily terminated for any reason (other than death) prior to the payment date (as defined in subsection 4.1 above) of his or her Award, such Participant shall forfeit all of his or her Award.

(b) Disability. In the event that, prior to the payment date (as defined in subsection 4.1 above) of his or her Award, a Participant suffers a permanent and total disability (as defined in the Company’s long term disability program, regardless of whether the Participant is covered by such program) while employed by the Company or a Subsidiary, resulting in termination or retirement, subject to Section 6 below, such individual shall be entitled to receive a LTIP Incentive Award, equal to his or her Target Incentive Award, if any, that would otherwise be payable to the Participant under subsection 3.1 above, pro-rated through the date of termination in accordance with subsection 5.2 below; provided, however, that in no event shall a Participant receive any payment hereunder unless (i) the applicable performance measure (under subsection 3.3) for the period from the inception of the Performance Period through the last completed full month that occurs on or preceding the Participant’s date of termination is equal to or greater than the Target for that performance measure, pro-rated through the date of termination in accordance with subsection 5.2 below, (ii) the applicable performance measure is equal to or greater than the applicable Target for the Performance Period, and (iii) as of his date of termination, the Participant had been employed by one or more of the Company or a Subsidiary, for at least twelve (12) months of the Performance Period applicable to such individual.

(c) Death. In the event that a Participant dies while employed by the Company or a Subsidiary and prior to the payment date for his or her Award, his or her Target Incentive Award shall be pro-rated through the date of death, in accordance with subsection 5.2 below, and, subject to Section 6 below, his or her estate shall be entitled to receive a LTIP Incentive Award, equal to his or her prorated Target Incentive Award and payable in cash; provided, however, that in no event shall a payment be made with respect to a deceased Participant hereunder unless as of his date of death, (i) the

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applicable performance measure (under subsection 3.3) for the period from the inception of the Performance Period through the last completed full month that occurs on or preceding the Participant’s date of death is equal to or greater than the Target for that performance measure, prorated through the date of death in accordance with subsection 5.2 below, (ii) the applicable performance measure is equal to or greater than the Target for that performance measure for the Performance Period, and (iii) he had been employed by one or more of the Company or a Subsidiary, for at least twelve (12) months of the Performance Period applicable to such individual

5.2. Pro-rations. Any pro-ration of a LTIP Incentive Award, Target Incentive Award, or Target performance measure, as applicable, under this Section 5 shall be based on a fraction, the numerator of which is the number of full months during the Performance Period in which the Participant was a Participant in the LTIP, and the denominator of which is the full number of months in the Performance Period, as adjusted in Section 2, if applicable.

SECTION 6

OPERATION AND ADMINISTRATION

6.1. Compensation Committee and Senior Corporate Compensation Executive. The authority to control and manage the operation and administration of the LTIP shall be vested in the Compensation Committee and the Senior Corporate Compensation Executive, as provided herein.

(a) Compensation Committee. Notwithstanding paragraph (b) immediately below, the Compensation Committee:

(i) Shall approve the Target Incentive Award and the Awards for Participants who are Executives under its purview;

(ii) With respect to Participants who are Executives, shall have the authority and discretion to establish the terms, conditions, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by subsection 6.4 and Section 7) to amend, cancel, or suspend Awards; provided, however (and subject to the requirements of Code Section 162(m), if applicable) that to the extent the Compensation Committee determines that the restrictions imposed by the LTIP preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Compensation Committee shall have the authority and discretion to modify those restrictions as the Compensation Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States;

(iii) May make additional changes that it deems appropriate for the effective administration of the LTIP, subject to subsection 6.4 and provided that these changes may not increase the benefits to which Participants may become entitled under the LTIP, nor change the pre-established measures or goals that have been approved except as explicitly provided in the LTIP; and

Sears Holdings Corporation

Long-Term Incentive Program

(iv) Shall be responsible for all other duties and responsibilities allocated to the Compensation Committee under the terms and conditions of the LTIP.

(b) Senior Corporate Compensation Executive. Except as provided in paragraph (a) immediately above, the Senior Corporate Compensation Executive:

(i) Shall determine the Target Incentive Award and the Awards for Participants other than Executives under the purview of the Compensation Committee;

(ii) Notwithstanding paragraph (a) above, shall have the authority and discretion to establish the terms, conditions, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by subsection 6.4 and Section 7) to amend, cancel, or suspend Awards;

(iii) Shall have the authority to control and manage the operation and administration of the LTIP with respect to all Participants, subject to the direction of the Compensation Committee with respect to Executives, except as otherwise provided in this LTIP;

(iv) Shall be responsible for the day-to-day administration of the LTIP except as otherwise provided in this LTIP; and

(v) Shall be responsible for all other duties and responsibilities allocated to the Senior Corporate Compensation Executive under the terms and conditions of the LTIP.

(c) The Compensation Committee and the Senior Corporate Compensation Executive, as appropriate, shall have the authority and discretion to interpret the LTIP, to establish, amend, and rescind any rules and regulations relating to the LTIP and to make all other determinations that may be necessary or advisable for the administration of the LTIP.

(d) Any determinations by the Compensation Committee or the Senior Corporate Compensation Executive, as applicable, regarding this LTIP are binding on the applicable Participants.

6.2. Source of Awards. In the case of Awards under the LTIP that are settled in shares of Stock, such shares shall be distributed under a stock plan adopted by the Company and approved by the shareholders thereof that provides for the issuance of Stock in satisfaction of Awards hereunder, (which in no event shall be an employee stock purchase plan.) In the event of any conflict between this document and such stock plan, the provisions of the stock plan shall govern.

6.3. Delegation by Compensation Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange or similar entity, or as would cause Section 162(m) Awards to not satisfy the requirements for performance-based compensation under Code Section 162(m), the Compensation Committee may allocate all or any

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portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Compensation Committee may revoke any such allocation or delegation at any time.

6.4. Negative Discretion. Notwithstanding anything in the LTIP to the contrary, prior to the settlement of any LTIP Incentive Award, the Compensation Committee (or the Senior Corporate Compensation Executive with respect to Participants who are not under the purview of the Compensation Committee) may (a) reduce the amount of such Award, or the number of shares of Stock or amount of cash to be delivered in connection with such Award, and (b) with respect to Awards that are not Section 162(m) Awards, may change the pre-established measures in goals that have been approved for such Award and increase the amount of such Award or the number of shares of stock or amount of cash to be delivered in connection with such Award.

6.5. General Restrictions. Delivery of shares of Stock under the LTIP, in satisfaction of a LTIP Incentive Award, shall be subject to the following:

(a) Notwithstanding any other provision of the LTIP, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the LTIP unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the LTIP provides for issuance of Stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any exchange or similar entity.

6.6. Tax Withholding. All distributions under the LTIP are subject to withholding of all applicable taxes. In the case of Awards under the LTIP that are settled in shares of Stock, if any, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may condition the delivery of any shares or other benefits under the LTIP on satisfaction of the applicable withholding obligations. To the extent permitted by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, such withholding obligations may be satisfied: (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this paragraph (b) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, payments made with shares of Stock in accordance with this paragraph (b) shall be limited to shares held by the Participant for not less than six months prior to the payment date (or such other period of time as the Company’s accountants may require)); or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the LTIP, provided, however, that such shares under this paragraph (c) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

6.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, or a combination thereof, as provided under subsections 4.1 and 4.2), subject, in the case of

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settlement in shares, to the terms of the stock plan under which the Stock is issued. Satisfaction of any such obligations under an Award, which is sometimes referred to as the “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall determine. Each Subsidiary shall be liable for payment of an Award due under the LTIP with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for payment of an Award shall be resolved by the Compensation Committee or Senior Corporate Compensation Executive, as applicable.

6.8. Transferability. Except as otherwise provided by the Compensation Committee, Awards under the LTIP are not transferable except as designated by the Participant by will or by the laws of descent and distribution (including Awards originally determined by the Senior Corporate Compensation Executive).

6.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the LTIP, and any permitted modification, or revocation thereof, shall be in writing filed with the Compensation Committee or Senior Corporate Compensation Executive, as applicable, at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the LTIP, as the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall require.

6.10. Agreement With Company. Any Award under the LTIP shall be subject to such terms and conditions, not inconsistent with the LTIP, as the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Compensation Committee. A copy of such document shall be provided to the Participant, and the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may, but need not, require that the Participant sign a copy of such document. Such document is referred to as an “Award Agreement” regardless of whether any Participant signature is required.

6.11. Action by Company or Subsidiary. Any action required or permitted to be taken under the LTIP by the Company or any Subsidiary, if any, of the foregoing shall be by resolution of its board of directors, or by action of one or more members of the board of directors of such company (including a committee of the board) who are duly authorized to act for such board with respect to the applicable action, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange or similar entity) by a duly authorized officer of such company.

6.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.13. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the LTIP, acquire any right in or title to any assets, funds or property of the Company

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or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the LTIP. A Participant shall have only a contractual right to the cash or Stock, if any, payable under the LTIP, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the LTIP shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The LTIP does not constitute a contract of employment, and selection as a Participant shall not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the LTIP, unless such right or claim has specifically accrued under the terms of the LTIP. Except as otherwise provided in the LTIP, no Award under the LTIP shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

6.14. Evidence. Evidence required of anyone under the LTIP may be by certificate, affidavit, document or other information, which the person charged with acting on such evidence considers pertinent and reliable, and which has been signed, made or presented by the proper party or parties.

6.15. Information to be Furnished to the Compensation Committee or Senior Corporate Compensation Executive. The Company and the Subsidiaries shall furnish the Compensation Committee or Senior Corporate Compensation Executive, as applicable, with such data and information as it determines may be required for it to discharge its duties. The records of the Company and the Subsidiaries, as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment, and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the LTIP must furnish the Compensation Committee or Senior Corporate Compensation Executive, as applicable, such evidence, data or information as such entity considers desirable to carry out the terms of the LTIP, subject to any applicable privacy laws.

6.16. Corporate Transaction. In the event of a corporate transaction involving the Company (including without limitation, any Stock dividend, Stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Compensation Committee may adjust Awards to preserve but in no event increase the benefits or potential benefits of the Awards (including Awards originally determined by the Senior Corporate Compensation Executive); provided, however, that no such adjustment may be made to the extent such adjustment would cause Section 162(m) Awards to cease to qualify as “performance-based compensation” under Code Section 162(m). Actions permitted under the preceding sentence by the Compensation Committee may include any adjustments that the Compensation Committee determines to be equitable (which may include, without limitation, (a) replacement of Awards with other Awards which the Compensation Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (b) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of the payment.)

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6.17. Governing Law. The LTIP will be governed under the internal laws of the state of Illinois without regard to principles of conflicts of laws. The state and federal courts located in the state of Illinois shall have exclusive jurisdiction in any action, lawsuit or proceeding based on or arising out of the LTIP.

6.18. Severability. If any provision(s) of the LTIP shall be found invalid, illegal, or unenforceable, in whole or in part, then such provision(s) shall be modified or restricted so as to effectuate as nearly as possible in a valid and enforceable way the provisions hereof, or shall be deemed excised from the LTIP, as the case may require, and the LTIP shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted or as if such provision(s) had not been originally incorporated herein, as the case may be.

SECTION 7

AMENDMENT AND TERMINATION

The Board or Compensation Committee may, at any time, amend or terminate the LTIP, or any Award, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the LTIP prior to the date such amendment is adopted by the Board (or the Compensation Committee, if applicable. No amendment shall be made that would cause the LTIP not to comply with the requirements of any applicable law or rule of any applicable securities exchange or similar entity, or cause Participants to experience adverse tax consequences under Code Section 409A. The LTIP and any Award thereunder may be amended without Participant consent to the extent that the Compensation Committee determines such amendment necessary to cause the LTIP or Award to comply with any applicable law or rule of any applicable securities exchange or similar entity, or to prevent adverse tax consequences under Code Section 409A for Participants.

SECTION 8

DEFINED TERMS

8.1. Each capitalized term in the LTIP is defined where it first appears herein or in this Section 8. In addition to the terms previously defined previously in the LTIP, the following definitions shall apply:

(a) Award. The term “Award” or “Awards” means any LTIP Incentive Award(s), whether settled in cash or Stock.

(b) Board. The term “Board” means the Board of Directors of the Company.

(c) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code (and the regulations issued thereunder).

(d) Compensation Committee. The term “Compensation Committee” refers to the Compensation Committee of the Board of Directors of Sears Holdings Corporation.

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(e) Executive. The term “Executive” refers to any employee of the Company or a participating Subsidiary who holds a position of senior vice president or higher of Sears Holdings Corporation (not of any subsidiary or affiliate) or any employee who is an officer under Section 16(b) of the Securities and Exchange Act of 1934 with respect to Sears Holdings Corporation.

(f) Fiscal Year. The capitalized term “Fiscal Year” refers to the fiscal year of the Company.

(g) Section 162(m) Award. The term “Section 162(m) Award” refers to any Award that is designated by the Compensation Committee as intended to meet the requirements for “performance-based compensation” under Code Section 162(m).

(h) Senior Corporate Compensation Executive. The term “Senior Corporate Compensation Executive” refers to the Senior Vice President and President, Talent and Human Capital Services (or equivalent), or if he or she has explicitly delegated his or her duties with respect to the LTIP, as provided herein, then the Senior Corporate Compensation Executive shall refer to such authorized representative to whom the duties of administering the LTIP have been delegated.

(i) Subsidiary. The term “Subsidiary” or “Subsidiaries” refers to any company during any period in which it is a “subsidiary corporation” (as that term is defined in Section 424(f) of the Code) with respect to the Company.

SECTION 9

EXPIRATION OF LTIP

A payment obligation under the LTIP with respect to a specific Performance Period shall expire, subject to earlier termination pursuant to Section 7, on the date on which all LTIP Incentive Awards (if any) for the Performance Period are paid in full or would have been payable in accordance with the provisions of the LTIP (or, if earlier, on the date that the Compensation Committee determines that the results are less than the Thresholds for the performance measures) with respect to such Performance Period. Notwithstanding this Section 9, the Company’s right to reimbursement under Section 3.7 will continue to survive after the expiration of the LTIP.

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Sears Holdings Corporation

Long-Term Incentive Program

IN WITNESS WHEREOF, on April 27, 2011 the Compensation Committee of the Board of Directors of Sears Holdings Corporation approved this LTIP effective as of April 27, 2011, and delegated the authority to the undersigned officer of Sears Holdings Corporation to execute this document this 29th day of April, 2011.

SEARS HOLDINGS CORPORATION

By:	/s/ J. David Works
J. David Works

Title:	Senior Vice President and President, Talent and Human Capital Services